Exhibit 24
POWER OF ATTORNEY
     The undersigned Director of Northrim BanCorp, Inc. (the “Company”) hereby appoints each of R. Marc Langland and Joseph M. Schierhorn his/her true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to cause the Company’s 2006 Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, and likewise to sign any and all amendments (the signing of any such instrument to be conclusive evidence that the attorney considers such instrument necessary or desirable), hereby granting to each such attorney power of substitution and revocation, and hereby ratifying all that any such attorney or his/her substitute may do by virtue hereby.
     Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed by the following persons in the capacity indicated on this 12th day of March, 2007.

/s/ Larry S. Cash	/s/ R. Marc Langland

Larry S. Cash	R. Marc Langland
Director	Director

/s/ Mark G. Copeland	/s/ Richard L. Lowell

Mark G. Copeland	Richard L. Lowell
Director	Director

/s/ Frank A. Danner	/s/ Irene Sparks Rowan

Frank A. Danner	Irene Sparks Rowan
Director	Director

/s/ Anthony Drabek	/s/ John C. Swalling

Anthony Drabek	John C. Swalling
Director	Director

/s/ Christopher N. Knudson	/s/ David G. Wight

Christopher N. Knudson	David G. Wight
Director	Director